                                                                    Exhibit 10.3

                           FIRST FEDERAL OF THE SOUTH

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                        (Effective as of October 1, 2003)

                              (SANDRA H. STEPHENS)

                  THIS AGREEMENT is entered into as of the 1st day of October, 2003 (the "Effective Date"), by and between First Federal of the South (the "Association") and Sandra H. Stephens (the "Employee").

                  WHEREAS, the Employee has heretofore been employed by the Association as Executive Vice-President and Chief Operating Officer and is experienced in all phases of the business of the Association; and

                  WHEREAS, the parties desire by this writing to establish and to set forth the employment relationship between the Association and the Employee.

                  NOW, THEREFORE, it is AGREED as follows:

                  1. Employment. The Employee is hereby employed as the Executive Vice President and Chief Operating Officer. The Employee shall render such administrative and management services for the Association as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Association. The Employee's other duties shall be such as the Board of Directors of the Association ("Board") may from time to time reasonably direct, including normal duties as an officer of the Association.

                  2. Base Compensation. The Association agrees to pay the Employee during the term of this Agreement a salary at the rate of $125,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase her salary.

                  3. Performance Bonus. Beginning on the Effective Date, and in addition to Employee's base salary, Employee shall be eligible to receive such performance bonuses as may be determined in the sole discretion of the Board.

                  4. (a) Participation in Retirement, Medical and Other Plans. The Employee shall participate in any plan that the Association maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii)

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medical insurance or the reimbursement of medical or dependent care expenses, or
(iii) other group benefits, including disability and life insurance plans.

                           (b) Employee Benefits; Expenses. The Employee shall
participate in any fringe benefits which are or may become available to the Association's senior management employees, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which she shall incur in connection with her services under this Agreement upon substantiation of such expenses in accordance with the policies of the Association.

                  5. Term. The Association hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 24 months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, this Agreement and the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended.

                  6.       Loyalty; Full Time and Attention.

                           (a) During the period of her employment hereunder and
except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all her full business time, attention, skill, and efforts to the faithful performance of her duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Association or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of her employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Association, or be gainfully employed in any other position or job other than as provided above.

                           (b) Nothing contained in this Paragraph 6 shall be
deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Association, or, solely as a passive or minority investor, in any business.

                  7. Standards. The Employee shall perform her duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Association will provide Employee with the working facilities and staff customary for similar executives and necessary for her to perform her duties.

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                  8. Vacation and Sick Leave. The Employee shall be entitled, without loss of pay, to absent herself voluntarily from the performance of her duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time; provided that:

                           (a) The Employee shall be entitled to an annual
vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Association.

                           (b) The Employee shall not receive any additional
compensation from the Association on account of her failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

                           (c) In addition to the aforesaid paid vacations, the
Employee shall be entitled without loss of pay, to absent herself voluntarily from the performance of her employment obligations with the Association for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion approve. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board in its discretion may determine.

                           (d) In addition, the Employee shall be entitled to an
annual sick leave benefit as established by the Board.

                  9. Termination and Termination Pay. Subject to the provisions of Section 11 hereof, the Employee's employment hereunder may be terminated under the following circumstances:

                           (a) Death. The Employee's employment under this
Agreement shall terminate upon her death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which her death occurred.

                           (b) Disability. The Association may terminate the
Employee's employment after having established, through a determination by the Board, the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform her duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Association's long-term disability plan (or, if the Association has no such plan in effect, which impairs the Employee's ability to substantially perform her duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of

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Disability which is prior to the Executive's termination of employment pursuant to this Section 9(b).

                           (c) For Cause. The Board may, by written notice to
the Employee, immediately terminate her employment at any time, for Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Employee if a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail.

                           (d) Without Cause. Subject to the provisions of
Section 11 hereof, the Board may, by written notice to the Employee, immediately terminate her employment at any time for any reason; provided that if such termination is for any reason other than pursuant to Sections 9 (a) (b) or (c) above, the Employee shall be entitled to receive the following compensation and benefits: (i) the salary provided pursuant to Section 2 hereof, up to the date of expiration of the term (including any renewal term then in effect) of this Agreement (the "Termination Date"), plus said salary for an additional 12-month period, and (ii) the cost to the Employee of obtaining all health, life and disability benefits which the Employee would have been eligible to participate in through the Termination Date, based upon the benefit levels substantially equal to those that the Association provided for the Employee at the date of termination of employment. Said sum shall be paid, at the option of the Employee, either (I) in periodic payments over the remaining term of this Agreement, as if the Employee's employment had not been terminated, or (II) in one lump sum within ten (10) days of such termination; provided however, that the amount to be paid by the Association to the Employee hereunder shall not exceed two (2) times the Employee's "average annual compensation". The Employee's "average annual compensation" shall be the average of the total annual "compensation" acquired by the Employee during each of the five (5) fiscal years (or the number of full fiscal years of employment, if the Employee's employment is less than five (5) years at the termination thereof) immediately preceding the date of termination. The term "compensation" shall mean any payment of money or provision of any other thing of value in consideration of employment, including, without limitation, base compensation, bonuses, pension and profit sharing plan, director fees or committee fees, fringe benefits and deferred compensation accruals.

                           (e) Voluntary Termination by Employee. Subject to the
provisions of Section 11 hereof, the Employee may voluntarily terminate employment with the Association

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during the term of this Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Employee shall receive only her compensation, vested rights and employee benefits accrued up to the date of her termination.

                  10. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

                  11.      Change in Control.

                           (a) Notwithstanding any provision herein to the
contrary, if the Employee's employment under this Agreement is terminated by the Association, without the Employee's prior written consent and for a reason other than for Cause, death or disability in connection with or within twenty-four
(24) months after any change in control of the Association or SouthFirst Bancshares, Inc. (the "Corporation"), the Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times her "base amount" as defined in Section 28OG(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other "parachute payments" (as defined under Section 28OG(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days of such termination. The term "change in control" shall mean (1) an increase in the ownership of, or the holding of, or the power to vote, by any person, or by any persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of
1934), the Association's or Corporation's voting stock, to an amount which is more than 25% of the issued and outstanding shares thereof, (2) a change in the ownership of, or possession of, the ability to control the election of a majority of the Association's or Corporation's directors, (3) a change in the ownership of, or possession of, the ability to exercise a controlling influence over the management or policies of the Association or the Corporation, by any person, or by any persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2) and (3) hereof, ownership or control of the Association, or its board of directors, by the Corporation itself shall not constitute a "change in control"), or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation or the Association (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" means an individual (other than the Employee), individuals acting in concert or as a "group", or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                           (b) Notwithstanding any other provision of this
Agreement to the contrary, the Employee may voluntarily terminate her employment under this Agreement within twelve (12) months following a change in control of the Association or the Corporation, and the

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Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move her personal residence, or perform her principal executive functions, more than thirty-five (35) miles from her primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control, as the same may be increased from time to time; (iii) the failure by the Association to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to her under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Association which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by her at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with her position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of Directors of the Association if the Employee is serving on such Board on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Association.

                           (c) Notwithstanding any other provision of this
Agreement to the contrary, the Employee may voluntarily terminate her employment under this Agreement within twelve (12) months following a change in control of the Corporation or the Association, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement.

                           (d) Any payments made to the Employee pursuant to
this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                           (e) In the event that any dispute arises between the
Employee and the Association as to the terms or interpretation of this Agreement, including this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Association, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall have obtained a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Association written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee.

                  12.      Requirements of Applicable Regulations of OTS

                  (a) The Association's board of directors may terminate the Employee's employment at any time, but any termination by the Association's board of directors, other than

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termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause (as defined in Section 9(c) hereof).

                  (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under section 8(e)(3) or (g)(1) of Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) and (g)(1)), the Association's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (d) If the Association is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this Section 12(d) shall not affect any vested rights of the parties.

                  (e) All obligations under this Agreement shall be terminated, except to the extent determined that the continuation of this Agreement is necessary of the continued operation of the Association:

                      (i) By the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in 13(c) of the Federal Deposit Insurance Act; or

                      (ii) By the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the association or when the association is determined by the Director to be in an unsafe or unsound condition.

                      Any rights of the Employee that have already vested, however, shall not be affected by such action.

                  (f) Should any provision of this Agreement give rise to a discrepancy or conflict with respect to any applicable law or regulation, then the applicable law or regulation shall control the relevant construction and operation of this Agreement.

                  13. Successors and Assigns.

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                           (a) This Agreement shall inure to the benefit of and
be binding upon any corporate or other successor of the Association which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Association.

                           (b) since the Association is contracting for the
unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Association.

                  14. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

                  15. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Delaware shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

                  16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  17. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

ATTEST:                                FIRST FEDERAL OF THE SOUTH

______________________________         BY: _____________________________________
Secretary                                  Allen G. McMillan III
                                           Chairman of the Board of Directors

ATTEST:                                FIRST FEDERAL OF THE SOUTH

______________________________         BY: _____________________________________
Secretary                                  Joe K. McArthur, President and
                                           Chief Executive Officer

WITNESS:

______________________________             _____________________________________
                                           Sandra H. Stephens ("Employee")

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